Exhibit 5.1

King & Spalding LLP 1l80 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

November 19, 2020

The Aaron’s Company, Inc.

400 Galleria Parkway, S.E., Suite 300

Atlanta, Georgia 30339

Ladies and Gentlemen:

We have acted as counsel for The Aaron’s Company, Inc., a Georgia corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) 3,300,000 shares (the “Equity Plan Shares”) of the Company’s common stock, par value $0.50 per share (“Common Stock”), to be issued pursuant to The Aaron’s Company, Inc. 2020 Equity and Incentive Plan (the “Equity Plan”), (ii) 200,000 shares (together with the Equity Plan Shares, the “Shares”) of Common Stock to be issued pursuant to The Aaron’s Company, Inc. Employee Stock Purchase Plan (the “ESPP”) and (iii) up to $9,400,000 of deferred compensation obligations of the Company (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with The Aaron’s Company, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).

In our capacity as counsel to the Company, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

The Aaron’s Company, Inc.

November 19, 2020

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1) The Shares are duly authorized and, when issued pursuant to equity or equity-based awards granted under the Equity Plan, or when issued upon the exercise of options to purchase Shares under the ESPP, will be validly issued, fully paid and non-assessable.

(2) When issued in accordance with the provisions of the Deferred Compensation Plan, the Deferred Compensation Obligations will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Deferred Compensation Plan, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium or other law relating to or affecting creditors’ rights generally and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

This opinion is limited in all respects to the Georgia Business Corporation Code, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ King & Spalding LLP